UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2009

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-34078	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 300-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)

On June 12, 2009, consistent with the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”) of Northstar Neuroscience, Inc. (the “Company”), the Company notified The NASDAQ Stock Market, Inc. (“NASDAQ”) of its intent to delist its common stock (the “Common Stock”) from the NASDAQ Global Market. On June 22, 2009, the Company will file with the Securities and Exchange Commission and NASDAQ a Form 25 relating to the delisting of the Common Stock. The Company expects that trading in the Common Stock will be permanently suspended by NASDAQ effective at the open of trading on June 22, 2009, with official delisting of the Common Stock effective 10 days thereafter, on July 2, 2009, at which time the Company’s transfer agent will close the Company’s stock transfer records and discontinue recording transfers of the Common Stock.

A copy of the press release issued by the Company relating to its anticipated delisting is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)

On June 15, 2009, John S. Bowers Jr. resigned from the offices of President and Chief Executive Officer of the Company. Mr. Bowers has agreed to provide consulting services to the Company, on an as-needed basis, through December 31, 2009, pursuant to a Consultant Agreement between the Company and Mr. Bowers. Mr. Bowers will be compensated for services rendered at an hourly rate and will receive a lump sum payment of $50,000 upon completion of specific milestones related to the Plan of Dissolution and the related orderly wind down of the Company’s business and operations.

In accordance with the existing Amended and Restated Executive Employment Agreement, as amended, between the Company and Mr. Bowers, Mr. Bowers has entered into a Confidential Separation Agreement and General Release of All Claims with the Company and is entitled to the severance benefits provided for in that agreement, which consist of a lump sum payment equal to 12 months of base salary and payment of the Company’s portion of medical insurance premiums for 12 months.

Mr. Bowers is resigning in connection with the orderly wind down of the Company’s business and operations pursuant to the Plan of Dissolution and not in response to any performance or operational issues. Mr. Bowers will remain a director of the Company.

Copies of the form of Consultant Agreement and the Confidential Separation Agreement and General Release of All Claims are attached as Exhibits 10.1 and 10.2, respectively, to this current report and are incorporated herein by reference.

Item 8.01.	Other Events.

On June 12, 2009, the Company filed its Articles of Dissolution with the Secretary of State of the State of Washington, which Articles of Dissolution have a stated effective date and time of July 2, 2009 at 5:00 p.m. Pacific Time (the “Effective Date”). The Company will be formally dissolved on the Effective Date. The Company intends, within approximately 45 days after the Effective Date, to make an initial liquidating distribution pursuant to the Plan of Dissolution to the holders of record of the Common Stock as of the close of business on the Effective Date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Consultant Agreement by and between Northstar Neuroscience, Inc. and John S. Bowers Jr.

10.2	Confidential Separation Agreement and General Release of All Claims by and between Northstar Neuroscience, Inc. and John S. Bowers Jr.

99.1	Press release of Northstar Neuroscience, Inc. dated June 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: June 15, 2009	By:	/s/ Brian B. Dow
Brian B. Dow
Vice President of Finance, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Consultant Agreement by and between Northstar Neuroscience, Inc. and John S. Bowers Jr.

10.2	Confidential Separation Agreement and General Release of All Claims by and between Northstar Neuroscience, Inc. and John S. Bowers Jr.

99.1	Press release of Northstar Neuroscience, Inc. dated June 12, 2009.